Consent of Independent Registered Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 Registration Statement (No. 333-122314) of GVI Security Solutions, Inc. of our report dated March 30, 2006, relating to our audit of the consolidated financial statements appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the captions “Selected Consolidated Financial Data” and “Experts” in such Prospectus.

/s/ Mercadien, P.C., Certified Public Accountants
Hamilton, New Jersey
April 25, 2006